UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

AlphaPoint Technology, Inc
(Exact name of registrant as specified in its charter)

Delaware	000-54502	26-3748249
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6371 Business Blvd. Suite 200 Sarasota, FL	34240
(address of principal executive offices)	(zip code)

941-907-8822
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business Operations

Item 1.01.  Entry into a Material Definitive Agreement

On December 23, 2014, AlphaPoint Technology Inc. (“AlphaPoint” or the “Company”) closed the share exchange transaction (the “Share Exchange Agreement”) for the acquisition of all the issued and outstanding shares of N’compass Solutions, Inc. (“N’compass”) a Minnesota corporation.  In exchange, the N’compass shareholders acquired a controlling stock position in the Company and two positions on AlphaPoint’s Board of Directors. After the consummation of the Share Exchange Agreement, N’compass, operating out of Minneapolis, is now a wholly owned subsidiary of the Company.  This transaction was the subject of the Letter of Intent disclosed in our Form 8-K filed on September 5, 2014.

With the acquisition of N’compass, the Company intends to integrate their respective software applications, LiveDC and AssetCentral™.

Section 2—Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets

As stated in Item 1.01 above, the Company acquired all of the issued and outstanding shares of N’compass pursuant to a Share Exchange Agreement with all the N’compass Shareholders on December 23, 2014.  N’compass is a Minneapolis-based software solutions and services company with over 60 clients and 14 years of strategic IT consulting experience and software development. N’compass developed the Software as a Service (SaaS), LiveDC data center management software, and the data aggregator, Elicit.

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LiveDC is a cloud-based software and service solution that helps organizations get more and better control over their data center.  LiveDC provides users with the power to optimize a data center’s critical operations from anywhere in the world, and provide powerful analytical tools to help achieve higher levels of performance that exceed business expectations. LiveDC also provides historical and real-time, comprehensive views of data center utilization including power, cooling and space to help managers make proactive, knowledgeable decisions in anticipation of future business requirements.

▪

Elicit extends LiveDC’s capabilities through the aggregation of applicable data, based on metric requirements determined by the user and collected from various monitoring and network devices within the user’s IT environment.

Based upon a pre-closing valuation of  N’compass on September 5, 2014 the date of the Letter of Intent, $4,837,545,  N’compass shareholders exchanged their 3,859,471 shares of N’compass for 127,832,451 shares of AlphaPoint.  There were no material relationships between the N’compass shareholders and the Company or the Company’s officers, directors, or affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A post-closing covenant of the Share Exchange Agreement (“SEA”) requires the Company to raise $500,000 by March 31, 2015, to be used for the integration of the software applications, LiveDC and AssetCentral™.

Section 3—Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

On December 23, 2014, 127,832,451 shares of the Company’s common stock were exchanged for all the issued and outstanding shares of N’compass, making N’compass a wholly-owned subsidiary of the Company.  The value of the Company’s shares was based on the $4.8M pre-closing valuation of N’compass.  There were no underwriters involved in the issuance.

Section 5—Corporate Governance and Management

Item 5.01---Changes in Control of Registrant

Pursuant to the SEA, defined in Item 2.03 above, as of December 23, 2014, the N’compass leadership team will remain in their current positions at N’compass.  In addition, N’compass President and Chief Executive Officer (“CEO”), Christopher Flaherty and Chief

Information Officer (“CIO”), Christopher Pinc, will join the AlphaPoint Board of Directors and take on the roles of AlphaPoint President and CIO respectively.  In addition, Kristin Paul will join the AlphaPoint leadership team as Chief Marketing Officer and Keith Meierhofer will serve as Vice President of Consulting and Special Projects. Upon the exchange of their N’compass stock for Company stock, the new AlphaPoint officers’ stock positions in the Company are as follows:  Christopher Flaherty (18%), Chris Pinc (18%), Kristin Paul (10%), and Keith Meierhofer (18%), subject to an 18 month lock-up period.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensation Arrangements of Certain Officers.

On December 23, 2014, the Board of Directors appointed Christopher Flaherty and Christopher Pinc as new Directors of AlphaPoint, bringing the total number of directors comprising the Board to seven (7).  Other than the SEA, which provided for their appointments as Directors, there are no arrangements or understandings between the director and any other person pursuant to which Mssrs. Flaherty and Pinc were selected to serve as director. Furthermore, there are no family relationships between Mssrs. Flaherty and Pinc and any other director or executive officer of the Company.

Also on December 23, 2014 and pursuant to the SEA, Mr. Gary Macleod stepped down from his position as President of AlphaPoint to allow the Board to appoint Christopher Flaherty as President of AlphaPoint. Mr. Macleod will remain as Chief Executive Officer of AlphaPoint. Per his Employment Agreement, Mr. Flaherty will begin his tenure immediately with AlphaPoint and continue in his role as CEO of N’compass for a term of three (3) years (the “Initial Term”).  The Initial Term shall be automatically extended for successive one (1) year periods (each a “Renewal Period”) unless the Company or the Executive elects not to extend.   Pursuant to his employment agreement, Mr. Flaherty is to receive an annual base salary of $205,000, paid by NSI, and an “up-to-25%-of-base-pay annual bonus” at the discretion of the Board of Directors of AlphaPoint after a two-year period.

Background of Mr. Christopher Flaherty.

Mr. Flaherty, age 54, President, CEO and Director of N'compass Solutions Inc. (“N’compass”), co-founded N’compass in 2000 after holding business development and sales leadership positions with Aston Tate, Packard Bell and Galaxy Computer. With over three decades in the IT industry, Mr. Flaherty has become fluent in IT optimization and in helping clients reach heightened levels of collaboration with their organization’s strategic goals. He has worked with clients in numerous key industries, including healthcare, education, financial services and retail. He is a graduate of Bates College, Lewiston, Maine.

Item 5.03.  Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year.

On December 18, 2014, the Board of Directors proposed and a majority of the Shareholders approved amending the Company’s bylaws as follows:

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Article III, DIRECTORS, Paragraph 3.2 was amended to increase the number of directors which shall constitute the Board of Directors to up to nine (9).

o

OLD: Number, Method of Election, Terms of Office of Directors:  The number of Directors which shall constitute the Board of Directors shall be five (5) unless and until otherwise determined by a vote of a majority of the entire Board of Directors.  Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, provided, however, that a Director may resign at any time.  Directors need not be stockholders.  All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.  Gary Macleod, John Satta, Paul Avery and Kimberly Crew Erle shall each serve as a Director of the Corporation. Gary Macleod shall be entitled to appoint three directors of the Corporation one of which may include himself.  John Satta and Paul Avery shall be entitled to name their individual successor as Director. Gary Macleod may remove any director appointed by him at any time with or without cause and shall be entitled to appoint the successors to the Directors selected by him.

o

NEW: Number, Method of Election, Terms of Office of Directors:  The number of Directors which shall constitute the Board of Directors shall be no less than one (1) director and no more than seven (7) Directors.  Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, provided, however, that a Director may resign at any time.  Directors need not be stockholders.  All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

•

Article VII, AMENDMENTS, was amended to comply with Section 109 of the Delaware Corporate Law requiring that the bylaws of a stock corporation are to be amended by shareholders.

o

OLD:  The By-Laws of this Corporation may be altered, amended or repealed, and new By-Laws may be adopted by a vote of a majority of the entire Board of Directors, or at any Special Meeting called for that purpose, if at least ten (10) days written notice is given in advance of any such meeting of intention to alter, amend or repeal, or to adopt new By-Laws at such meeting.

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NEW:  The By-Laws of this Corporation may be altered, amended or repealed, and new By-Laws may be adopted by a vote of a majority of the Shareholders, or at any Special Meeting of the Shareholders called for that purpose, if at least ten (10) days written notice is given in advance of any such meeting of intention to alter, amend or repeal, or to adopt new By-Laws at such meeting.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 18, 2014, the above proposed changes to the bylaws was submitted to four shareholders who were entitled to vote on such matters  and who held 35,573,750 shares of Company stock (greater than 60% of the shares issued and outstanding).  Those shareholders approved amending the Company’s bylaws as provided in Item 5.03, above.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

Financial Statements of Business Acquired (to be filed in an amendment to this Form 8-K by no later than March 7, 2015)

b.

Pro Form Financial information (to be filed in an amendment to this Form 8-K by no later than March 7, 2015)

c.

Not Applicable

d.

Exhibits

NUMBER	EXHIBIT
3(ii)	Amended and Restated Bylaws, adopted December 18, 2014.
99	PRESS RELEASE: AlphaPoint Technology, Inc. (OTCBB APPO) acquires N’compass Solutions, Inc.; Strengthens AssetCentral™ Data Center Infrastructure Management Software Solutions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AlphaPoint Technology, Inc.

Dated: December 23, 2014	/s/ Gary Macleod
Gary Macleod
Chief Executive Officer

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